Exhibit 99.1

Media Contact	October 28, 2015
Casey Lassiter, 205-410-2777	For Immediate Release
casey.lassiter@healthsouth.com

Investor Relations Contact
Crissy Carlisle, 205-970-5860
crissy.carlisle@healthsouth.com
HealthSouth Reports Results for Third Quarter 2015
Strong Revenue and Volume Growth in Both Segments
Inpatient Rehabilitation Segment Impacted by Lower Pricing Growth and Expense Headwinds
Guidance Updated to Include Fourth Quarter Acquisitions of Reliant and CareSouth
BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS), one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services, today reported its results of operations for the third quarter ended September 30, 2015.
“Both segments experienced strong volume and net revenue growth in the third quarter with inpatient discharges increasing 9.6% and home health admissions from agencies owned by Encompass prior to 2014 increasing 17.1% year over year,” said Jay Grinney, President and Chief Executive Officer of HealthSouth. “We acquired Reliant Hospital Partners on October 1st, and we expect to close our acquisition of CareSouth on November 1st. These acquisitions are expected to contribute between $20 million and $25 million of incremental Adjusted EBITDA in the fourth quarter and, along with new hospitals and home health agencies that are expected to open in 2016, establish a solid foundation for continued, future growth.”
Third Quarter Consolidated Results

•
The Company's consolidated net operating revenues increased by $181.7 million, or 30.4%, in the third quarter of 2015 compared to the third quarter of 2014. Approximately $125 million of this increase resulted from the Company's acquisition of Encompass Home Health and Hospice (“Encompass”) on December 31, 2014. The remainder of the increase predominantly came from the Company's inpatient rehabilitation hospitals. Net operating revenues from the Company's inpatient rehabilitation segment were 10.5% higher for the third quarter of 2015 compared to the same quarter of 2014.

•
Income from continuing operations attributable to HealthSouth per diluted share for the third quarter of 2015 was $0.52 per share compared to $0.53 per share for the third quarter of 2014. Earnings per share for the third quarter of 2015 were negatively impacted by (1) lower pricing growth and expense headwinds in the inpatient rehabilitation segment (as discussed below), (2) higher interest expense due to the debt used to fund the acquisitions of Encompass and Reliant Hospital Partners, LLC and affiliated entities (“Reliant”), (3) increased depreciation and amortization resulting from the Company's capital expenditures and development activities throughout 2014 and 2015, and (4) a higher effective income tax rate. The Company's effective income tax rate in 2014 was reduced as a result of the nontaxable gain related to its acquisition of an additional 30% equity interest in Fairlawn Rehabilitation Hospital and the election to claim certain tax credits.

•
Cash flows provided by operating activities were $368.2 million for the nine months ended September 30, 2015 compared to $374.7 million for the nine months ended September 30, 2014. This decrease primarily resulted from increases in working capital and cash interest expense, as well as transaction costs related to the Company's acquisition of Reliant and pending acquisition of the home health agency operations of CareSouth Health System, Inc. (“CareSouth”).

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•	Adjusted EBITDA (see attached supplemental information) for the third quarter of 2015 was $165.4 million compared to $140.0 million for the third quarter of 2014, an increase of 18.1%.

•
Adjusted free cash flow (see attached supplemental information) for the third quarter of 2015 was $132.0 million compared to $103.3 million for the third quarter of 2014 primarily due to the Company's growth in Adjusted EBITDA.

Third Quarter Results — Home Health and Hospice Segment
The Company's home health and hospice segment reported $127.0 million of net operating revenues and $20.7 million of Adjusted EBITDA for the third quarter of 2015. The results of operations for the home health and hospice segment in 2014 include only HealthSouth's legacy hospital-based home health agencies. The increase in net operating revenues and Adjusted EBITDA (see attached supplemental information) for the Company's home health and hospice segment in 2015 resulted from its acquisition of Encompass on December 31, 2014.
Within Encompass, revenue and volume growth were driven both by locations owned prior to 2014 and those acquired during 2014. In the third quarter of 2015, for those locations owned by Encompass prior to 2014, admissions increased 17.1%, recertifications increased 8.7%, and episodes increased 11.9%, all as compared to the third quarter of 2014. This growth includes volumes resulting from Encompass' integration of 12 HealthSouth legacy home health agencies that were relocated or merged into existing Encompass locations (i.e., market consolidations).
Third Quarter Results — Inpatient Rehabilitation Segment

•
Net operating revenues for the inpatient rehabilitation segment were $651.6 million for the third quarter of 2015 compared to $589.9 million for the third quarter of 2014, an increase of 10.5%. This increase was attributable to a 9.6% increase in patient discharges and a 1.2% increase in net patient revenue per discharge. Discharge growth included a 3.9% increase in same-store discharges and a 5.7% increase in new-store discharges. Discharge growth from new stores resulted from three de novo hospitals that opened in the fourth quarter of 2014 (Altamonte Springs, Florida; Newnan, Georgia; and Middletown, Delaware), the Company's acquisitions of Quillen Rehabilitation Hospital in Johnson City, Tennessee (November 2014) and Cardinal Hill Rehabilitation Hospital in Lexington, Kentucky (May 2015), and the Company's joint venture with Memorial Health in Savannah, Georgia (April 2015). Similar to the second quarter of 2015, pricing growth was impacted by proportionally higher discharge growth in Medicaid and managed care payors, where the Company's reimbursement is lower. Pricing for the third quarter of 2015 was also impacted by lower average acuity of the patients treated. Additional information regarding payor mix trends can be found on page 10 of the supplemental slides posted on the Company's website at http://investor.healthsouth.com.

•
Adjusted EBITDA (see attached supplemental information) from the inpatient rehabilitation segment for the third quarter of 2015 was $166.2 million compared to $161.5 million for the third quarter of 2014. This segment's Adjusted EBITDA was impacted in the third quarter of 2015 by (1) deleveraging of salaries and benefits as a percent of revenue (inclusive of a $4.5 million increase to group medical insurance reserves), (2) increased bad debt expense from continued pre-payment claims denials predominantly by one of the Company's Medicare Administrative Contractors, and (3) incremental investments in the Company's operating platform, as previously disclosed. Increases in group medical costs resulted from an increase in the number and size of large claims (claims >$100,000) and an increase in the cost and use of specialty pharmaceuticals. Additional information regarding group medical costs and pre-payment claims denials can be found on pages 12 through 14 of the supplemental slides posted on the Company's website at http://investor.healthsouth.com.

“The volume growth we have generated in both of our businesses this year is indicative of the underlying demand for the services we provide, and we continue to make tangible progress on clinical collaboration,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of HealthSouth. “While lower than anticipated pricing and expense challenges have impacted our Adjusted EBITDA flow through, we remain confident in our ability to adjust to changes in our environment.”
Debt Transactions
In August 2015, the Company issued an additional $350 million of 5.75% Senior Notes due 2024 (the “2024 Notes”) at a price of 100.5% of the principal amount, which resulted in approximately $351 million in net proceeds from the private offering. In September 2015, the Company issued $350 million of 5.75% Senior Notes due 2025 at par, which resulted in approximately $344 million in net proceeds from the private offering. On October 1, 2015, the Company used proceeds from both offerings to fund a portion of the Reliant acquisition.

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On October 28, 2015, the Company gave notice of its intent to redeem $50 million of the outstanding principal amount of its 7.75% Senior Notes due 2022. This optional redemption will be made at a price of 103.875% pursuant to the underlying indenture. The Company plans to use cash on hand and borrowings under its senior secured credit facility to fund the redemption, which is expected to be completed on November 30, 2015.
Development Activity
On October 1, 2015, the Company completed its previously announced acquisition of Reliant for a cash purchase price of approximately $730 million. Reliant operates a portfolio of 11 inpatient rehabilitation hospitals in Texas, Massachusetts, and Ohio for a total of 902 beds. All of the Reliant hospitals are leased, and seven of the leases are treated as capital leases for accounting purposes. The Company assumed the lease obligations of all the acquired hospitals. The amount of the capital lease obligation to be recognized on the Company's balance sheet is preliminarily estimated at approximately $210 million.
On August 31, 2015, the Company announced that Encompass had entered into a definitive agreement to acquire CareSouth for a cash purchase price of approximately $170 million. CareSouth operates a portfolio of 45 home health locations in 7 states. This transaction is expected to close on November 1, 2015. The Company expects to fund the transaction with senior debt and cash on hand.
During the third quarter of 2015, Encompass acquired three home health locations and two hospice locations and opened one new home health location.
2015 Guidance
The Company is updating its Adjusted EBITDA guidance range to $675 million to $685 million for 2015. This range assumes the inpatient rehabilitation segment pricing, salaries and benefits (including increased group medical claims activity), and bad debt expense trends continue in the fourth quarter of 2015. In addition, this guidance range includes an expected combined Adjusted EBITDA contribution of $20 million to $25 million from Reliant and CareSouth in the fourth quarter of 2015.
The Company also is updating its previously provided earnings per diluted share guidance for 2015 to a range of $1.94 to $1.99 per share to include the above as well as expenses associated with the Reliant and CareSouth acquisitions. These expenses include (1) increased interest resulting from the debt associated with the funding of these acquisitions, (2) depreciation and amortization associated with the assets acquired, and (3) transaction fees ($5.6 million incurred to date; approximately $5 million expected to be incurred in the fourth quarter of 2015). In addition, and in connection with the redemption of a portion of the 7.75% Senior Notes due 2022 in November 2015, the Company expects to record a loss on early extinguishment of debt of approximately $2 million in the fourth quarter of 2015.
Earnings per share are presented using income from continuing operations attributable to HealthSouth.
Earnings Conference Call and Webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Thursday, October 29, 2015 to discuss its results for the third quarter of 2015. For reference during the call, the Company will post certain supplemental slides at
http://investor.healthsouth.com.
The conference call may be accessed by dialing 877-587-6761 and giving the pass code 42795111. International callers should dial 706-679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
An on-line replay of the conference call will be available after the live broadcast at http://investor.healthsouth.com.
About HealthSouth
HealthSouth is one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services in 33 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. HealthSouth can be found on the Web at www.healthsouth.com.

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Other Information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (the “September 2015 Form 10-Q”), when filed, as well as the Company's Current Report on Form 8-K filed on October 28, 2015. In addition, the Company will post supplemental slides today on its website at http://investor.healthsouth.com for reference during its October 29, 2015 earnings call.
When filed, the September 2015 Form 10-Q can be found on the Company's website at http://investor.healthsouth.com and the SEC's website at www.sec.gov.

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HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In Millions)
Net operating revenues	$778.6	$596.9	$2,283.6	$1,792.5
Less: Provision for doubtful accounts	(10.7)	(8.2)	(33.2)	(25.0)
Net operating revenues less provision for doubtful accounts	767.9	588.7	2,250.4	1,767.5
Operating expenses:
Salaries and benefits	417.1	290.0	1,204.0	861.4
Other operating expenses	106.7	89.4	314.1	260.2
Occupancy costs	12.5	10.3	37.1	31.1
Supplies	31.0	26.6	94.1	82.0
General and administrative expenses	30.6	27.5	97.3	88.4
Depreciation and amortization	33.7	27.4	98.3	80.2
Government, class action, and related settlements	—	—	8.0	(0.8)
Professional fees—accounting, tax, and legal	0.4	4.0	2.7	7.6
Total operating expenses	632.0	475.2	1,855.6	1,410.1
Loss on early extinguishment of debt	—	—	20.0	—
Interest expense and amortization of debt discounts and fees	35.6	27.8	98.3	83.5
Other income	(0.7)	(0.2)	(4.2)	(30.1)
Equity in net income of nonconsolidated affiliates	(2.4)	(1.9)	(6.3)	(8.8)
Income from continuing operations before income tax expense	103.4	87.8	287.0	312.8
Provision for income tax expense	35.9	22.1	98.4	91.4
Income from continuing operations	67.5	65.7	188.6	221.4
Income (loss) from discontinued operations, net of tax	0.3	(0.9)	(1.6)	2.8
Net income	67.8	64.8	187.0	224.2
Less: Net income attributable to noncontrolling interests	(17.1)	(14.7)	(50.9)	(44.3)
Net income attributable to HealthSouth	50.7	50.1	136.1	179.9
Less: Convertible perpetual preferred stock dividends	—	(1.6)	(1.6)	(4.7)
Net income attributable to HealthSouth common shareholders	$50.7	$48.5	$134.5	$175.2

(Continued)	5

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (Continued)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In Millions, Except Per Share Data)
Weighted average common shares outstanding:
Basic	90.6	86.5	89.1	86.8
Diluted	101.5	100.5	101.4	100.7

Earnings per common share:
Basic earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.56	$0.56	$1.52	$1.96
Discontinued operations	—	(0.01)	(0.02)	0.03
Net income	$0.56	$0.55	$1.50	$1.99
Diluted earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.52	$0.53	$1.43	$1.82
Discontinued operations	—	(0.01)	(0.02)	0.03
Net income	$0.52	$0.52	$1.41	$1.85

Cash dividends per common share	$0.23	$0.21	$0.65	$0.57

Amounts attributable to HealthSouth common shareholders:
Income from continuing operations	$50.4	$51.0	$137.7	$177.1
Income (loss) from discontinued operations, net of tax	0.3	(0.9)	(1.6)	2.8
Net income attributable to HealthSouth	$50.7	$50.1	$136.1	$179.9

6

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2015	December 31, 2014
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$801.6	$66.7
Accounts receivable, net of allowance for doubtful accounts of $34.8 in 2015; $22.2 in 2014	350.9	323.2
Deferred income tax assets	185.9	188.4
Other current assets	124.6	108.3
Total current assets	1,463.0	686.6
Property and equipment, net	1,079.1	1,019.7
Goodwill	1,105.0	1,084.0
Intangible assets, net	324.7	306.1
Deferred income tax assets	55.4	129.4
Other long-term assets	222.1	183.0
Total assets	$4,249.3	$3,408.8
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$23.6	$20.8
Accounts payable	65.6	53.4
Accrued expenses and other current liabilities	314.4	290.1
Total current liabilities	403.6	364.3
Long-term debt, net of current portion	2,800.7	2,110.8
Other long-term liabilities	140.7	136.3
	3,345.0	2,611.4
Commitments and contingencies
Convertible perpetual preferred stock	—	93.2
Redeemable noncontrolling interests	114.1	84.7
Shareholders’ equity:
HealthSouth shareholders’ equity	630.4	473.2
Noncontrolling interests	159.8	146.3
Total shareholders’ equity	790.2	619.5
Total liabilities and shareholders’ equity	$4,249.3	$3,408.8

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HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
	(In Millions)
Cash flows from operating activities:
Net income	$187.0	$224.2
Loss (income) from discontinued operations	1.6	(2.8)
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for doubtful accounts	33.2	25.0
Provision for government, class action, and related settlements	8.0	(0.8)
Depreciation and amortization	98.3	80.2
Loss on early extinguishment of debt	20.0	—
Equity in net income of nonconsolidated affiliates	(6.3)	(8.8)
Distributions from nonconsolidated affiliates	4.5	9.4
Stock-based compensation	21.8	19.3
Deferred tax expense	88.0	81.6
Gain on consolidation of Fairlawn Rehabilitation Hospital	—	(27.2)
Other	8.2	13.0
Change in assets and liabilities—
Accounts receivable	(83.7)	(48.7)
Other assets	(8.3)	8.9
Accounts payable	4.4	3.7
Accrued payroll	(16.6)	(8.6)
Accrued interest payable	13.9	4.7
Other liabilities	(3.0)	(3.7)
Premium received on bond issuance	9.8	6.3
Premium paid on redemption of bonds	(11.8)	—
Net cash used in operating activities of discontinued operations	(0.8)	(1.0)
Total adjustments	179.6	153.3
Net cash provided by operating activities	368.2	374.7

(Continued)	8

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
	(In Millions)
Cash flows from investing activities:
Purchases of property and equipment	(85.2)	(133.9)
Capitalized software costs	(20.7)	(12.6)
Acquisitions of businesses, net of cash acquired	(87.1)	(15.9)
Proceeds from sale of marketable securities	12.8	2.7
Purchase of restricted investments	(6.5)	(2.5)
Other	7.3	(0.1)
Net cash used in investing activities	(179.4)	(162.3)

Cash flows from financing activities:
Principal borrowing on term loan facilities	125.0	—
Proceeds from bond issuance	1,400.0	175.0
Principal payments on debt, including pre-payments	(546.3)	(5.7)
Borrowings on revolving credit facility	315.0	65.0
Payments on revolving credit facility	(615.0)	(110.0)
Debt amendment and issuance costs	(31.3)	(3.1)
Repurchases of common stock, including fees and expenses	—	(43.1)
Dividends paid on common stock	(56.3)	(47.4)
Dividends paid on convertible perpetual preferred stock	(3.1)	(4.7)
Distributions paid to noncontrolling interests of consolidated affiliates	(39.7)	(39.6)
Other	(2.2)	9.0
Net cash provided by (used in) financing activities	546.1	(4.6)
Increase in cash and cash equivalents	734.9	207.8
Cash and cash equivalents at beginning of period	66.7	64.5
Cash and cash equivalents at end of period	$801.6	$272.3

Supplemental schedule of noncash financing activity:
Conversion of preferred stock to common stock	$93.2	$—

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Inpatient Rehabilitation Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In Millions)
Net operating revenues:
Inpatient	$625.1	$563.7	$1,850.4	$1,691.6
Outpatient and other	26.5	26.2	76.8	79.9
Total inpatient rehabilitation segment revenues	$651.6	$589.9	$1,927.2	$1,771.5

	(Actual Amounts)
Discharges	36,746	33,541	108,270	100,050
Net patient revenue per discharge	$17,011	$16,806	$17,091	$16,908
Outpatient visits	138,121	144,510	414,388	436,867
Average length of stay (in days)	12.9	13.2	13.0	13.2
Occupancy %	69.6%	69.6%	69.7%	70.4%
# of licensed beds	7,422	6,890	7,422	6,890
Full-time equivalents	17,782	16,499	17,462	16,276
Employees per occupied bed	3.47	3.46	3.40	3.37

10

HealthSouth Corporation and Subsidiaries
Supplemental Information
Home Health and Hospice Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In Millions)
Net operating revenues:
Home health	$118.3	$7.0	$333.7	$21.0
Hospice	8.7	—	22.7	—
Total home health and hospice segment revenues	$127.0	$7.0	$356.4	$21.0

	(Actual Amounts)
Home health:
Admissions	18,076	1,839	51,437	5,652
Recertifications	16,542	247	46,130	726
Episodes	33,542	2,012	94,871	6,144
Average revenue per episode	$3,123	$3,373	$3,103	$3,313
Episodic visits per episode	19.6	18.8	19.5	18.6
Total visits	721,055	38,940	2,027,149	118,293
Cost per visit	$72	$105	$71	$107
Hospice:
Admissions	620	N/A	1,838	N/A
Patient days	55,627	N/A	145,797	N/A
Revenue per day	$156	N/A	$155	N/A

11

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted EBITDA

	Three Months Ended September 30, 2015
	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated
	(In Millions)
Net operating revenues	$651.6	$127.0	$—	$778.6
Less: Provision for doubtful accounts	(10.2)	(0.5)	—	(10.7)
Net operating revenues less provision for doubtful accounts	641.4	126.5	—	767.9
Operating expenses:
Inpatient rehabilitation:
Salaries and benefits	326.8	—	90.3	417.1
Other operating expenses (1)	95.8	—	10.0	105.8
Supplies	28.9	—	2.1	31.0
Occupancy costs	10.6	—	1.9	12.5
Home health and hospice:
Cost of services sold (excluding depreciation and amortization)	—	61.7	(61.7)	—
Support and overhead costs	—	42.6	(42.6)	—
	462.1	104.3	—	566.4
Other income	(0.1)	—	—	(0.1)
Equity in net income of nonconsolidated affiliates	(2.4)	—	—	(2.4)
Noncontrolling interests	15.6	1.5	—	17.1
Adjusted EBITDA — segment level	$166.2	$20.7	$—	186.9
General and administrative expenses (2)(3)				22.1
Gain related to SCA equity interest				(0.6)
Adjusted EBITDA				$165.4

In arriving at Adjusted EBITDA, the following were excluded:
(1) Net loss on disposal or impairment of assets	$0.9	$—	$—	$0.9
(2) Stock-based compensation expense	—	—	—	6.2
(3) Reliant/CareSouth transaction costs	—	—	—	2.3

12

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted EBITDA

	Three Months Ended September 30, 2014
	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated
	(In Millions)
Net operating revenues	$589.9	$7.0	$—	$596.9
Less: Provision for doubtful accounts	(8.1)	(0.1)	—	(8.2)
Net operating revenues less provision for doubtful accounts	581.8	6.9	—	588.7
Operating expenses:
Inpatient rehabilitation:
Salaries and benefits	285.0	—	5.0	290.0
Other operating expenses (1)	86.1	—	0.6	86.7
Supplies	26.5	—	0.1	26.6
Occupancy costs	10.2	—	0.1	10.3
Home health and hospice:
Cost of services sold (excluding depreciation and amortization)	—	4.1	(4.1)	—
Support and overhead costs	—	1.7	(1.7)	—
	407.8	5.8	—	413.6
Other income	(0.2)	—	—	(0.2)
Equity in net income of nonconsolidated affiliates	(1.9)	—	—	(1.9)
Noncontrolling interests	14.6	0.1	—	14.7
Adjusted EBITDA — segment level	$161.5	$1.0	$—	162.5
General and administrative expenses (2)				22.5
Adjusted EBITDA				$140.0

In arriving at Adjusted EBITDA, the following were excluded:
(1) Net loss on disposal or impairment of assets	$2.7	$—	$—	$2.7
(2) Stock-based compensation expense	—	—	—	5.0

13

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted EBITDA

	Nine Months Ended September 30, 2015
	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated
	(In Millions)
Net operating revenues	$1,927.2	$356.4	$—	$2,283.6
Less: Provision for doubtful accounts	(31.4)	(1.8)	—	(33.2)
Net operating revenues less provision for doubtful accounts	1,895.8	354.6	—	2,250.4
Operating expenses:
Inpatient rehabilitation:
Salaries and benefits	950.8	—	253.2	1,204.0
Other operating expenses (1)	284.5	—	29.4	313.9
Supplies	88.6	—	5.5	94.1
Occupancy costs	31.7	—	5.4	37.1
Home health and hospice:
Cost of services sold (excluding depreciation and amortization)	—	171.8	(171.8)	—
Support and overhead costs	—	121.7	(121.7)	—
	1,355.6	293.5	—	1,649.1
Other income	(1.0)	—	—	(1.0)
Equity in net income of nonconsolidated affiliates	(6.3)	—	—	(6.3)
Noncontrolling interests	46.4	4.5	—	50.9
Adjusted EBITDA — segment level	$501.1	$56.6	$—	557.7
General and administrative expenses (2)(3)				69.9
Gain related to SCA equity interest				(3.2)
Adjusted EBITDA				$491.0

In arriving at Adjusted EBITDA, the following were excluded:
(1) Net loss (gain) on disposal or impairment of assets	$0.3	$(0.1)	$—	$0.2
(2) Stock-based compensation expense	—	—	—	21.8
(3) Reliant/CareSouth transaction costs	—	—	—	5.6

14

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted EBITDA

	Nine Months Ended September 30, 2014
	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated
	(In Millions)
Net operating revenues	$1,771.5	$21.0	$—	$1,792.5
Less: Provision for doubtful accounts	(24.7)	(0.3)	—	(25.0)
Net operating revenues less provision for doubtful accounts	1,746.8	20.7	—	1,767.5
Operating expenses:
Inpatient rehabilitation:
Salaries and benefits	846.1	—	15.3	861.4
Other operating expenses (1)	252.8	—	1.7	254.5
Supplies	81.7	—	0.3	82.0
Occupancy costs	30.8	—	0.3	31.1
Home health and hospice:
Cost of services sold (excluding depreciation and amortization)	—	12.5	(12.5)	—
Support and overhead costs	—	5.1	(5.1)	—
	1,211.4	17.6	—	1,229.0
Other income (2)	(2.9)	—	—	(2.9)
Equity in net income of nonconsolidated affiliates	(8.8)	—	—	(8.8)
Noncontrolling interests	44.0	0.3	—	44.3
Adjusted EBITDA — segment level	$503.1	$2.8	$—	505.9
General and administrative expenses (3)				69.1
Adjusted EBITDA				$436.8

In arriving at Adjusted EBITDA, the following were excluded:
(1) Net loss on disposal or impairment of assets	$5.7	$—	$—	$5.7
(2) Gain on consolidation of Fairlawn Rehabilitation Hospital	27.2	—	—	27.2
(3) Stock-based compensation expense	—	—	—	19.3

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	QTD
	Q3 2015	Q3 2014
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$165.4	$140.0
Interest expense and amortization of debt discounts and fees	(35.6)	(27.8)
Depreciation and amortization	(33.7)	(27.4)
Stock-based compensation expense	(6.2)	(5.0)
Noncash loss on disposal or impairment of assets	(0.9)	(2.7)
	89.0	77.1
Certain nonrecurring expenses:
Professional fees—accounting, tax, and legal	(0.4)	(4.0)
Reliant/CareSouth transaction costs	(2.3)	—
Pre-tax income	86.3	73.1
Income tax expense (1)	(35.9)	(22.1)	(2)
Income from continuing operations (3)	$50.4	$51.0

Basic shares	90.6	86.5
Diluted shares	101.5	100.5

Basic earnings per share (3)	$0.56	$0.56
Diluted earnings per share (3)	$0.52	$0.53

(1)	Current income tax expense for the three months ended September 30, 2015 and 2014 was $3.5 million and $3.2 million, respectively.

(2)	The Company's effective income tax rate was reduced as a result of the nontaxable gain related to its acquisition of an additional 30% equity interest in Fairlawn Rehabilitation Hospital.

(3)	Income from continuing operations attributable to HealthSouth.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	YTD
	Q3 2015	Q3 2014
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$491.0	$436.8
Interest expense and amortization of debt discounts and fees	(98.3)	(83.5)
Depreciation and amortization	(98.3)	(80.2)
Stock-based compensation expense	(21.8)	(19.3)
Noncash loss on disposal or impairment of assets	(0.2)	(5.7)
	272.4	248.1
Certain nonrecurring expenses:
Government, class action, and related settlements	(8.0)	0.8
Professional fees—accounting, tax, and legal	(2.7)	(7.6)
Loss on early extinguishment of debt	(20.0)	—
Reliant/CareSouth transaction costs	(5.6)	—
Gain on consolidation of Fairlawn Rehabilitation Hospital	—	27.2
Pre-tax income	236.1	268.5
Income tax expense (1)	(98.4)	(91.4)	(2)
Income from continuing operations (3)	$137.7	$177.1

Basic shares	89.1	86.8
Diluted shares	101.4	100.7

Basic earnings per share (3)	$1.52	$1.96
Diluted earnings per share (3)	$1.43	$1.82

(1)	Current income tax expense for the six months ended September 30, 2015 and 2014 was $10.4 million and $9.8 million, respectively.

(2)	The Company's effective income tax rate was reduced as a result of the nontaxable gain related to its acquisition of an additional 30% equity interest in Fairlawn Rehabilitation Hospital.

(3)	Income from continuing operations attributable to HealthSouth.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In Millions)
Net income	$67.8	$64.8	$187.0	$224.2
(Income) loss from discontinued operations, net of tax, attributable to HealthSouth	(0.3)	0.9	1.6	(2.8)
Provision for income tax expense	35.9	22.1	98.4	91.4
Interest expense and amortization of debt discounts and fees	35.6	27.8	98.3	83.5
Professional fees—accounting, tax, and legal	0.4	4.0	2.7	7.6
Government, class action, and related settlements	—	—	8.0	(0.8)
Loss on early extinguishment of debt	—	—	20.0	—
Net noncash loss on disposal or impairment of assets	0.9	2.7	0.2	5.7
Depreciation and amortization	33.7	27.4	98.3	80.2
Stock-based compensation expense	6.2	5.0	21.8	19.3
Net income attributable to noncontrolling interests	(17.1)	(14.7)	(50.9)	(44.3)
Reliant/CareSouth transaction costs	2.3	—	5.6	—
Gain on consolidation of Fairlawn Rehabilitation Hospital	—	—	—	(27.2)
Adjusted EBITDA	$165.4	$140.0	$491.0	$436.8

18

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,

	2015	2014	2015	2014
	(In Millions)
Net cash provided by operating activities	$163.3	$139.6	$368.2	$374.7
Impact of discontinued operations	0.5	(0.2)	0.8	1.0
Net cash provided by operating activities of continuing operations	163.8	139.4	369.0	375.7
Capital expenditures for maintenance	(19.5)	(18.1)	(55.9)	(65.9)
Dividends paid on convertible perpetual preferred stock	—	(1.6)	(3.1)	(4.7)
Distributions paid to noncontrolling interests of consolidated affiliates	(13.4)	(14.2)	(39.7)	(39.6)
Nonrecurring items:
Net premium (received) paid on redemption/issuance of bonds	(1.8)	(6.3)	2.0	(6.3)
Encompass transaction costs and related assumed liabilities	0.2	—	17.9	—
Reliant/CareSouth transaction costs	2.3	—	3.9	—
Cash paid (received) for:
Professional fees—accounting, tax, and legal	0.4	4.1	3.8	7.3
Government, class action, and related settlements	—	—	8.0	(0.6)
Adjusted free cash flow	$132.0	$103.3	$305.9	$265.9
For the three months ended September 30, 2015, net cash used in investing activities was $52.7 million and resulted primarily from capital expenditures, acquisitions of businesses, and the net change in restricted cash offset by proceeds received from the sale of common stock in Surgical Care Affiliates (our former surgery centers division). Net cash provided by financing activities during the three months ended September 30, 2015 was $645.5 million and resulted primarily from the issuance of an additional $350 million of the Company's existing 5.75% Senior Notes due 2024 in August 2015 and the issuance of $350 million of 5.75% Senior Notes due 2025 in September 2015.
For the three months ended September 30, 2014, net cash used in investing activities was $55.3 million and resulted primarily from capital expenditures. Net cash provided by financing activities during the three months ended September 30, 2014 was $122.2 million and resulted primarily from the issuance of an additional $175 million of the Company's existing 5.75% Senior Notes due 2024 in September 2014.
For the nine months ended September 30, 2015, net cash used in investing activities was $179.4 million and resulted primarily from capital expenditures and acquisitions of businesses offset by proceeds received from the sale of common stock in Surgical Care Affiliates. Net cash used in financing activities during the nine months ended September 30, 2015 was $546.1 million and resulted primarily from net debt issuances offset by cash dividends on common stock and distributions paid to noncontrolling interests of consolidated affiliates.
For the nine months ended September 30, 2014, net cash used in investing activities was $162.3 million and resulted primarily from capital expenditures and acquisition activity. Net cash used in financing activities during the nine months ended September 30, 2014 was $4.6 million and resulted primarily from dividends paid on the Company's common stock and convertible perpetual preferred stock, repurchases of the Company's common stock in the open market, and distributions paid to noncontrolling interests of consolidated affiliates offset by net debt issuances during the period.

19

HealthSouth Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to financial guidance and anticipated acquisitions, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the price of HealthSouth's common or preferred stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending DOJ and HHS-OIG investigations and any matters related to yet undiscovered issues, if any, at Encompass, Reliant, or CareSouth; any adverse effects on HealthSouth's stock price resulting from the integration of Encompass, Reliant, or CareSouth; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth's information systems, including unauthorized access to or theft of patient or other sensitive information as well as unforeseen issues, if any, related to integration of Encompass' systems; the ability to successfully integrate Encompass, Reliant, or CareSouth, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; significant changes in HealthSouth's management team; HealthSouth's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in HealthSouth's ability to recover improperly denied claims through the administrative appeals process on a timely basis; HealthSouth's ability to adapt to changes in the healthcare delivery system, including involvement in coordinated care initiatives or programs that may arise with its referral sources; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any crisis resulting from uncertainty in the sovereign debt market; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10‑K for the year ended December 31, 2014 and Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015, when filed.

20